Exhibit 10.27

JOINDER AND AMENDMENT NO. 2 TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT AND

REGISTRATION AGREEMENT

THIS JOINDER AND AMENDMENT NO. 2 TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT AND REGISTRATION AGREEMENT (this “Amendment”) is made as of September 22, 2005, by and among Aspect Software Group Holdings Ltd. (f/k/a Concerto Software Group Holdings Ltd.), a company organized under the laws of the Cayman Islands (the “Company”), the investment funds managed by Golden Gate Capital listed on the signature pages hereto and the investment funds managed by Oak Investment Partners listed on the signature pages hereto.

Reference is made to (i) that certain Amended and Restated Shareholders Agreement, dated as of February 9, 2004 (the “Shareholders Agreement”), by and among the Company and the Persons listed on Schedules I, II and III attached thereto, as amended and (ii) that certain Registration Agreement (the “Registration Agreement”), dated as of February 9, 2004, by and among the Company and the Persons listed on Schedules I, II and III attached thereto, as amended.

The parties hereto desire to amend the Shareholders Agreement in certain respects and join certain persons as a party to the Shareholders Agreement and the Registration Agreement as of the date hereof, in each case as hereinafter provided.

NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

1. Amendment of Shareholders Agreement. Pursuant to Section 11 of the Shareholders Agreement, the Shareholders Agreement is hereby amended as follows:

(a) By deleting Sections 1(a) and 1(b) of the Shareholders Agreement in their entirety and replacing them with the following:

1.	Board of Directors.

(a)	From and after the date of this Agreement and until the provisions of this Section 1 cease to be effective, each holder of Shareholder Shares will vote all of its Shareholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other reasonably necessary or desirable actions within its control (whether in its capacity as a shareholder, or through any of its representatives serving as a director, member of a board committee or officer of the Company or any of its Subsidiaries or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company and its Subsidiaries shall take all necessary and desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

(i)	the authorized number of directors on the Board shall be established by the holders of not less than majority of the Golden Gate Shares, provided that the authorized number of directors on the Board shall not be greater than seven (7) directors;

(ii)	the following individuals shall be elected to the Board:

(A)	one (1) representative designated by Golden Gate Capital Investment Fund II, LP;

(B)	one (1) representative designated by Golden Gate Capital Investment Fund II-A, LP;

(C)	one (1) representative designated by CCG Investments BVI, LP;

(D)	up to three (3) representatives designated by the holders of not less than a majority of the Golden Gate Shares; and

(E)	one (1) representative designated by the holders of not less than a majority of the Oak Shares;

(ii)	the removal from the Board (with or without cause) of any representative designated hereunder by any party shall only be at such party’s request and under no other circumstances (in each case, determined by the party or parties entitled to designate any such representative pursuant to this Section 1(a)); and

(iii)	in the event that any representative designated hereunder by any party ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board will be filled by a representative selected by the party entitled to designate such representative pursuant to this Section 1(a).

(b)	R. Scott Asen shall have the right to designate or remove a representative (the “Board Observer”) who shall (1) have the right to receive due notice of and to attend and participate in discussions at (but not vote on any matters on which the directors are entitled to vote) all meetings of the Board and all meetings of committees of the Board, (2) have the right to receive copies of all documents and other information, including minutes, consents, business plans, presentation materials, budgets and financial information furnished generally to members of the Board (the “Directors”) and committees thereof, and (3) be entitled to be indemnified by the Company pursuant to Article 145 of the Articles of Association of the Company to the same extent mutatis mutandis as if he or she were a Director (and the Company hereby agrees to so indemnify the Board Observer).

(b) By adding the following sentence to Section 4(b) of the Shareholders Agreement:

Notwithstanding the foregoing, in the event of an Approved Sale, the members of the Oak Group shall not be required to make any representations, warranties or covenants regarding the business or affairs of the Company or any of its Subsidiaries and shall not be required to give any indemnifications more onerous than indemnifications provided by other shareholders in such Approved Sale or in an amount exceeding the net proceeds distributable to the members of the Oak Group from such Approved Sale.

(c) By deleting Section 2(b) of the Shareholders Agreement and replacing it with the following:

(b) Certain Permitted Transfers. The restrictions contained in Section 2(a) will not apply to any Transfer of Shareholder Shares by any Shareholder (i) among its Affiliates, (ii) pursuant to Section 4 or a Change in Control, (iii) pursuant to Section 5, (iv) pursuant to the applicable laws of descent and distribution or among such Shareholder’s Family Group, (v) pursuant to Section 3 hereof or (vi) to the Company or any of its Subsidiaries; provided that the restrictions contained in this Agreement will continue to apply to the Shareholder Shares after any Transfer pursuant to clause (i), (iv) or (v) above and each transferee of such Shareholder Shares shall agree in writing, prior to and as a condition to the effectiveness of such Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of the Transfer. Upon the Transfer of Shareholder Shares pursuant to this Section 2(b), the transferor will deliver a written notice to the Company and the other parties to this Agreement, which notice will disclose in reasonable detail the identity of such transferee(s) and shall include an original counterpart of the agreement of such transferee(s) to be bound by this Agreement.

(d) By deleting Section 8 of the Shareholders Agreement and replacing it with the following:

8. Transfer. Prior to Transferring any Shareholder Shares (other than in a Public Sale permitted pursuant to the terms and conditions of this Agreement, in an Approved Sale or pursuant to any Transfer permitted by clause (vi) of Section 2(b)) to any Person, the transferring Shareholder shall cause the prospective transferee to execute and deliver to the Company and the other Shareholders a counterpart of this Agreement and thereafter all references to the transferring Shareholder shall be deemed to refer to the transferee and all references to the transferring Shareholder’s Group shall be deemed to include the transferee. The provisions of this Section 8 will terminate upon the earlier to occur of (i) the consummation of a Change in Control and (ii) the consummation of an IPO.

2. Addition of Certain Parties to the Shareholders Agreement.

(a) The parties hereto agree that, by and upon execution of this Amendment, Oak Investment Partners XI, Limited Partnership (“Oak XI”) (i) shall be a party to the Shareholders Agreement, (ii) accepts and agrees to be subject to all terms, conditions and obligations of the Shareholders Agreement as a holder of Oak Shares, (iii) shall be considered a member of the “Oak Group” and a holder of “Oak Shares” thereunder and (iv) shall be entitled to the rights and benefits and subject to the duties and obligations of a member of the Oak Group and a holder of Oak Shares thereunder, as applicable, in each case as fully as if Oak XI were an original signatory thereto in such capacities. Schedule II attached to the Shareholders Agreement is hereby amended to add Oak XI thereto.

(b) The parties hereto agree that, by and upon execution of this Amendment, each of the persons listed on Schedule 1 attached hereto (each, a “New Golden Gate Party”) (i) shall be a party to the Shareholders Agreement, (ii) accepts and agrees to be subject to all terms, conditions and obligations of the Shareholders Agreement as a holder of Golden Gate Shares, (iii) shall be considered a member of the “Golden Gate Group” and a holder of “Golden Gate Shares” thereunder and (iv) shall be entitled to the rights and benefits and subject to the duties and obligations of a member of the Golden Gate Group and a holder of Golden Gate Shares thereunder, as applicable, in each case as fully as if such New Golden Gate Party were an original signatory thereto in such capacities. Schedule II attached to the Shareholders Agreement is hereby amended to add each New Golden Gate Party thereto.

3. Addition of Certain Parties to the Registration Agreement.

(a) The parties hereto agree that, by and upon execution of this Amendment, Oak XI (i) shall be a party to the Registration Agreement, (ii) accepts and agrees to be subject to all terms, conditions and obligations of the Registration Agreement as a holder of Oak Registrable Securities, (iii) shall be considered an “Oak Shareholder” and a holder of “Oak Registrable Securities” thereunder and (iv) shall be entitled to the rights and benefits and subject to the duties and obligations of an Oak Shareholder and a holder of Oak Registrable Securities thereunder, as applicable, in each case as fully as if Oak XI were an original signatory thereto in such capacities. Schedule II attached to the Shareholders Agreement is hereby amended to add Oak XI thereto.

(b) The parties hereto agree that, by and upon execution of this Amendment, each New Golden Gate Party (i) shall be a party to the Registration Agreement, (ii) accepts and agrees to be subject to all terms, conditions and obligations of the Registration Agreement as a holder of Golden Gate Registrable Securities, (iii) shall be considered a “Golden Gate Shareholder” and a holder of “Golden Gate Registrable Securities” thereunder and (iv) shall be entitled to the rights and benefits and subject to the duties and obligations of a Golden Gate Shareholder and a holder of Golden Gate Registrable Securities thereunder, as applicable, in each case as fully as if such New Golden Gate Party were an original signatory thereto in such capacities. Schedule I attached to the Shareholders Agreement is hereby amended to add each New Golden Gate Party.

4. Continuing Effect. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Shareholders Agreement or the Registration Agreement, which shall continue and remain in full force and effect in accordance with its terms (as amended hereby).

5. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

7. Delivery by Facsimile. This Amendment and any signed agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder and Amendment No. 2 to Amended and Restated Shareholders Agreement and Registration Agreement on the day and year first above written.

Aspect Software Group Holdings Ltd.

By:	/s/ Prescott Ashe

Name:	Prescott Ashe

Title:	Director

CCG Investments BVI, L.P. CCG Associates – QP, L.L.C. CCG Associates – AI, L.L.C. CCG Investment Fund – AI, L.P. CCG AV, L.L.C. - series C CCG AV, L.L.C. - series F CCG CI, L.L.C.

By:	Golden Gate Capital Management, L.L.C.
Its:	Authorized Representative

By:	/s/ David Dominik
Name:	David Dominik
Its:	Managing Director

Golden Gate Capital Investment Fund II, LP

Golden Gate Capital Investment Fund II-A, LP

Golden Gate Capital Investment Fund II (AI), LP

Golden Gate Capital Investment Fund II-A (AI), LP

Golden Gate Capital Associates II-QP, LLC

Golden Gate Capital Associates II-AI, LLC

By:	Golden Gate Capital Management II, L.L.C.
Its:	Authorized Representative

By:	/s/ David Dominik
Name:	David Dominik
Its:	Managing Director

[Signature Page to Shareholders Agreement]

OAK INVESTMENT PARTNERS IX, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman
Managing Member of Oak Associates IX, LLC
The General Partner of Oak Investment Partners IX,
Limited Partnership

OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman
Managing Member of Oak IX Affiliates, LLC
The General Partner of Oak IX Affiliates Fund, Limited Partnership

OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman
Managing Member of Oak IX Affiliates, LLC
The General Partner of Oak IX Affiliates Fund-A, Limited Partnership

OAK INVESTMENT PARTNERS X, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman
Managing Member of Oak Associates X, LLC
The General Partner of Oak Investment Partners X, Limited Partnership

[Signature Page to Shareholders Agreement]

OAK X AFFILIATES FUND, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman
Managing Member of Oak X Affiliates, LLC
The General Partner of Oak X Affiliates Fund, Limited Partnership

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman
Managing Member of Oak Associates XI, LLC
The General Partner of Oak Investment Partners XI, Limited Partnership

[Signature Page to Shareholders Agreement]

SCHEDULE 1

New Golden Gate Parties

Golden Gate Capital Investment Fund II, LP

Golden Gate Capital Investment Fund II-A, LP

Golden Gate Capital Investment Fund II (AI), LP

Golden Gate Capital Investment Fund II-A (AI), LP

Golden Gate Capital Associates II-QP, LLC

Golden Gate Capital Associates II-AI, LLC